UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2016

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of Exelixis, Inc. ("Exelixis"), the Board increased the size of the Board to 11 members, with a vacancy in the class of directors with a term of office that will expire at Exelixis' 2019 Annual Meeting of Stockholders, and appointed Julie Anne Smith to the Board to fill the newly created vacancy. Ms. Smith will serve in the class of directors with a term of office that will expire at Exelixis' 2019 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

For her Board service for the period beginning from the date of her appointment through the end of 2016, Ms. Smith received restricted stock units ("RSUs") to acquire 763 shares of common stock under the Exelixis, Inc. 2014 Equity Incentive Plan (the "2014 Plan"). The RSUs are evidenced by RSU Grant Notices and Non-Employee Director Restricted Stock Unit Agreements which, together with the 2014 Plan, set forth the terms and conditions of the RSUs. The RSUs vest in full on December 30, 2016. Vesting of the RSUs will cease upon termination of continuous service with Exelixis for any reason. For all non-employee directors, including Ms. Smith, non-employee director compensation for 2017 will be reviewed by the Compensation Committee of the Board at a meeting later this year.

Upon her appointment as a director, Ms. Smith received an initial grant of an option to purchase 26,000 shares of Exelixis common stock under the 2014 Plan. Twenty-five percent of the shares subject to this stock option grant will vest upon the one-year anniversary of Ms. Smith's appointment, with the remaining shares vesting in 36 equal monthly installments thereafter. Under Exelixis' current director compensation arrangements, following each annual meeting of stockholders, Ms. Smith is also entitled to an annual grant of 40,000 options to purchase shares of Exelixis common stock. Shares subject to the annual stock option grant will vest in 12 equal monthly installments over the one-year period following each grant date.

Exelixis entered into an agreement to indemnify Ms. Smith as a director, in addition to the indemnification provided for in Exelixis' Bylaws. This agreement, among other things, provides for indemnification for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Ms. Smith in any action or proceeding, including any action by Exelixis, arising out of Ms. Smith's services as a director with respect to Exelixis, any of its subsidiaries or any other company or enterprise to which Ms. Smith provides services at Exelixis' request.

Ms. Smith is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with Exelixis or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. There is no arrangement or understanding between Ms. Smith and any other persons pursuant to which she was appointed as a director of Exelixis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

September 26, 2016	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President and General Counsel